EXHIBIT 99.2

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2020

(Expressed in US Dollars)

	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited. (VIE)	Others (Holding companies)	Adjustments	Consolidated

ASSETS
Current assets
Cash	$-	746,613	$635,912	-	$1,382,525
Receivables	-	2,316	-	-	2,316
Prepaid expenses	-	27,160	-	-	27,160
Inventory	-	67,144	-	-	67,144
Due from related parties	-	429,648	-	-	429,648
Total Current Assets	-	1,272,881	635,912	-	1,908,793

Property and equipment, net	-	79,153	-	-	79,153
Intangible assets, net	-	54,912	-	-	54,912
Operating lease right of use asset	-	315,207	-	-	315,207
Lease security deposit	-	86,811	-	-	86,811
Total Assets	$-	$1,808,964	$635,912	$-	$2,444,876
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,426	101,175	$-	(7,426)	$101,175
Customer deposits	-	11,028	-	-	11,028
Advances from prospective customers distributors	-	757,896	-	-	757,896
Due to related parties	-	91,951	-	-	91,951
Operating lease liability – current	-	315,207	-	-	315,207
Total Current Liabilities	7,426	1,277,257	-	(7,426)	1,277,257

Non-current liabilities
Operating lease liability - non-current	-	-	-	-	-
Total Liabilities	7,426	1,277,257	-		1,277,257

Commitments and contingencies	-	-	-	-	-

Shareholders’ Equity:
Common Stock	117,879	1,015	-	(117,874)	1,015
Additional Paid in Capital	28,716,419	1,357,602	750,000	(28,716,419)	2,107,602
Accumulated deficit	(28,841,724)	(828,906)	(114,088)	28,841,724	(942,994)
Accumulated other comprehensive income (loss)	-	1,996	-	-	1,996
Total Shareholders’ Equity	(7,426)	531,707	635,912	7,426	1,167,619
Total Liabilities and Shareholders’ Equity	$-	1,808,964	$635,912	7,426	$2,444,876

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS For the year ended December 31, 2020 (Expressed in US Dollars)
	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited (VIE)	Others (Holding companies)	Adjustments	Consolidated

Revenue
Sales	$-	$1,353,868	$-	$-	$1,353,868
Cost of Goods Sold	-	(114,272)	-		(114,272)
Gross Profit	-	1,239,596	-		1,239,596
Operating expenses:
Sales commissions	-	660,963	-	-	660,963
Employee compensation	-	260,689	-	-	260,689
Occupancy	-	279,191	-	-	279,191
Depreciation and amortization of property and equipment	-	8,966	-	-	8,966
Amortization of intangible assets	-	4,096	-	-	4,096
Other operating expenses	57,724	623,401	114,088	(57,724)	737,489
Total Operating Expenses	57,724	1,837,307	114,088	(57,724)	1,951,395
Income (loss) from operations	(57,724)	(597,711)	(114,088)	57,724	(711,798)

Other Income (Expenses)
Interest expenses	(53,000)	(3)	-	53,000	(3)
Gain from debt extinguishment	191,000	-	-	(191,000)	-
Gain from settlement of accounts and due to related party	167,000	-	-	(167,000)	-
Total Other Income (Expenses)	305,000	(3)	-	(305,000)	(3)

Loss before Provision for Income Tax	247,276	(597,714)	(114,088)	(247,276)	(711,801)

Provision for Income Tax	-	-	-		-

Net loss	$247,276	$(597,714)	$(114,088)	$(247,276)	$(711,801)

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY CONDENSED CONSOLIDATING BALANCE SHEET As of December 31, 2021 (Expressed in US Dollars)
	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited. (VIE)	Others (Holding companies)	Elimination Adjustments	Consolidated

ASSETS
Current assets
Cash	$-	$8,812	$18,705	$-	$27,517
Receivables	-	158,807	3,150	-	161,957
Prepaid expenses	-	207,521	99,457	-	306,978
Inventory	-	164,302	-	-	164,302
Due from subsidiary		287,677	511,811	(799,488)	-
Due from related parties	-	397,590	-	-	397,590
Total Current Assets	-	1,224,709	633,123	(799,488)	1,058,344

Property and equipment, net	-	63,055	580,817	-	643,872
Intangible assets, net	-	38,876	-	-	38,876
Operating lease right of use asset	-	582,322	2,111,662	-	2,693,984
Lease security deposit	-	152,219	-	(62)	152,157
Investment in subsidiary	-	236,220	930,000	(1,166,220)	-
Total Assets	$-	$2,297,401	$4,255,602	$(1,965,770)	$4,587,233
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$-	$69,746	$206,085	$-	$275,831
Customer deposits	-	-	-	-	-
Advances from prospective customers distributors	-	484,956	-	-	484,956
Due to related parties	-	532,121	731,539	-	1,263,660
Due to subsidiary		511,811	287,677	(799,488)	-
Operating lease liability – current	-	293,985	471,598	-	765,583
Total Current Liabilities	-	1,892,619	1,696,899	(799,488)	2,790,030

Non-current liabilities
Operating lease liability - non-current	-	288,337	1,640,064	-	1,928,401
Total Liabilities	-	2,180,956	3,336,963	(799,488)	4,718,431

Commitments and contingencies	-

Shareholders’ Equity:
Common Stock	118,182	1,574,803	1,928,849	(3,503,652)	118,182
Additional Paid in Capital	28,723,542	-	-	(26,605,943)	2,117,599
Accumulated deficit	(28,841,724)	(1,477,923)	(1,007,509)	28,841,724	(2,485,432)
Accumulated other comprehensive income (loss)	-	19,565	(2,701)	101,589	118,453
Total Shareholders’ Equity	-	116,445	918,639	(1,166,282)	(131,198)
Total Liabilities and Shareholders’ Equity	$-	$2,297,401	$4,255,602	(1,965,770)	$4,587,233

YUBO INTERNATIONAL BIOTECH LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS For the year ended December 31, 2021 (Expressed in US Dollars)
	Yubo International Biotech (Parent)	Yubo International Biotech (Beijing) Limited (VIE)	Others (Holding companies)	Elimination Adjustments	Consolidated

Revenue
Sales	$-	$1,244,373	$-	$-	$1,244,373
Cost of Goods Sold	-	423,726	-		423,726
Gross Profit	-	820,647		-	820,647
Operating expenses:
Sales commissions	-	182,369	-	-	182,369
Employee compensation	-	681,918	-	-	681,918
Occupancy	-	139,867	488,789	-	628,656
Provision for doubtful accounts		46,854	-		46,854
Depreciation and amortization of property and equipment	-	13,222	-	-	13,222
Amortization of intangible assets	-	8,180	-	-	8,180
Other operating expenses	-	397,681	404,632	-	802,313
Total Operating Expenses	-	1,470,091	893,421	-	2,373,512
Income (loss) from operations	-	(649,444)	(893,421)	-	(1,542,865)

Other Income (Expenses)
Interest expenses	-	427	-	-	427
Total Other Income (Expenses)	-	427	-	-	427

Loss before Provision for Income Tax	-	(649,017)	(893,421)	-	(1,542,438)

Provision for Income Tax	-	-	-	-	-

Net loss	$-	$(649,017)	$(893,421)	$-	$(1,542,438)